EXHIBITS 8.1 and 23.2

[Letterhead of Bingham McCutchen LLP]

March 17, 2010

SLC Student Loan Receivables I, Inc.

750 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

Re:

SLC Student Loan Receivables I, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to SLC Student Loan Receivables I, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by one or more trusts of Student Loan Asset-Backed Notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of an indenture (each, an “Indenture”) between a trust (each, an “Issuing Entity”) an indenture trustee, an owner or eligible lender trustee, as applicable (each, a “Trustee”), and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.  Each Issuing Entity is to be formed pursuant to amended and restated trust agreement between the Company and an owner trustee, also to be identified in such prospectus supplement.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we consider appropriate.  As to all matters of fact, we have entirely relied upon certificates of officers of the Company and of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement, the prospectus and forms of prospectus supplement included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America.

Based on the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that as of the date hereof, the statements set forth in the prospectus under the headings “Prospectus Summary—U.S. Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations,” and in each form of prospectus supplement under the headings “Summary—Certain U.S. Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations,” insofar as they describe certain provisions of federal law, or federal legal conclusions, are correct in all material respects.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein.  This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the prospectus and each form prospectus supplement do not relate to a specific transaction and, accordingly, the descriptions of Federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court.  Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm in the prospectus and each form of prospectus supplement, under the heading “Certain U.S. Federal Income Tax Considerations.”  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP